UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0860047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 Park Avenue

New York, New York 10022

(Address of Principal Executive Offices)

2013 Equity Compensation Plan

(Full title of the plans)

Robert F.X. Sillerman

Chief Executive Officer and Chairman

SFX Entertainment, Inc.

430 Park Avenue

New York, New York 10022

(646) 561-6400

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Aron S. Izower, Esq.

Reed Smith LLP

599 Lexington Avenue, 28th Floor

New York, New York 10022

Tel: (212) 521-5400; Fax: (212) 521-5450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the 2013 Equity Compensation Plan	18,000,000	$9.24	$166,320,000.00	$21,422.02

(1) In addition, this Registration Statement covers such indeterminate number of shares of common stock, par value $0.001 (“Common Stock”), as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on The NASDAQ Global Select Market on November 6, 2013, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed, in accordance with the requirements of Form S-8 under the Securities Act, to register 18,000,000 shares of Common Stock of SFX Entertainment, Inc. (the “Company”) available for issuance under the 2013 Equity Compensation Plan, as amended (the “Plan”).

Part I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or other participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.              the Company’s Prospectus (File No. 333-189564), dated October 8, 2013, filed with the Commission pursuant to Rule 424(b) of the Securities Act;

b.              the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36119), filed with the Commission on October 8, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

c.               the Company’s Current Reports on Form 8-K (File No. 001-36119), filed with the Commission pursuant to Section 13 of the Exchange Act on October 21, 2013, October 29, 2013, and November 4, 2013.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof as of the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is a corporation organized under the laws of the State of Delaware. Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants the Company the power to indemnify.

The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide that, to the fullest extent permitted by applicable law, none of the Company’s directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of the Company existing at the time of such repeal or modification.

The Company has entered into indemnification agreements with its directors and officers. These indemnification agreements may require the Company, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of its directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Company’s request.

The Company maintains a general liability insurance policy that covers certain liabilities of directors, officers and certain employees of the corporation arising out of claims based on acts or omissions in their capacities as directors, officers or employees.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

4.2

Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

4.3	Second Amended and Restated Bylaws of the Company

4.4	Form of the Company’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement of the Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

5.1	Opinion of Reed Smith LLP

10.1	2013 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

10.2	Amendment No. 1 to 2013 Equity Compensation Plan, dated August 20, 2013

10.3	Amendment No. 2 to 2013 Equity Compensation Plan, dated October 2, 2013

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Ernst & Young LLP

23.4	Consent of Ernst & Young Accountants LLP

23.5	Consent of Ernst & Young GmbH

23.6	Consent of Ernst & Young

23.7	Consent of BDO USA, LLP

23.8	Consent of BDO USA, LLP

23.9	Consent of BDO USA, LLP

23.10	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

Item 9. Undertakings.

(a)                                 The undersigned Company hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this undertaking do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)      any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b)                                 The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 8, 2013.

SFX ENTERTAINMENT, INC.
a Delaware Corporation

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Robert F.X. Sillerman and Mitchell Slater, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Robert F.X. Sillerman	/s/ Richard Rosenstein
Robert F.X. Sillerman	Richard Rosenstein
Chairman and Chief Executive Officer	Chief Financial Officer
Dated: November 8, 2013	Dated: November 8, 2013

/s/ Robert Damon
Robert Damon
Chief Accounting Officer
Dated November 8, 2013

Directors:

/s/ Mitchell Slater	/s/ John D. Miller
Mitchell Slater	John D. Miller
Dated: November 8, 2013	Dated: November 8, 2013

/s/ Joseph F. Rascoff	/s/ Dr. Andrew N. Bazos
Joseph F. Rascoff	Dr. Andrew N. Bazos
Dated: November 8, 2013	Dated: November 8, 2013

/s/ Jared Cohen	/s/ Edward Simon
Jared Cohen	Edward Simon
Dated: November 8, 2013	Dated: November 8, 2013

/s/ D. Geoff Armstrong	/s/ Michael Meyer
D. Geoff Armstrong	Michael Meyer
Dated: November 8, 2013	Dated: November 8, 2013

/s/ Pasquale Manocchia
Pasquale Manocchia
Dated: November 8, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

4.2

Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

4.3	Second Amended and Restated Bylaws of the Company

4.4	Form of the Company’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement of the Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

5.1	Opinion of Reed Smith LLP

10.1	2013 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

10.2	Amendment No. 1 to 2013 Equity Compensation Plan, dated August 20, 2013

10.3	Amendment No. 2 to 2013 Equity Compensation Plan, dated October 2, 2013

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Ernst & Young LLP

23.4	Consent of Ernst & Young Accountants LLP

23.5	Consent of Ernst & Young GmbH

23.6	Consent of Ernst & Young

23.7	Consent of BDO USA, LLP

23.8	Consent of BDO USA, LLP

23.9	Consent of BDO USA, LLP

23.10	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)